UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2006

Stellent, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-19817	41-1652566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 Flying Cloud Drive, Suite 500, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Paragraph (b) of Item 5.02

On June 5, 2006, Stellent, Inc. ("Stellent") announced that Gregg A. Waldon had resigned as its Chief Financial Officer to pursue another opportunity in the software industry. Mr. Waldon’s resignation was effective on June 1, 2006.

Paragraph (c) of Item 5.03

Also on June 5, 2006, Stellent announced that Darin McAreavey, Stellent’s Corporate Controller since September 2004, had been appointed to the position of Chief Financial Officer. Mr. McAreavey’s appointment was effective June 2, 2006. From 1995 to 2004, Mr. McAreavey, age 37, held senior accounting and financial management positions with Computer Network Technology Corporation, a provider of storage area networking products, software, services and solutions in the wide area network extension and networking market, including Director of Finance from 2003 to 2004 and U.S. Controller from 2000 to 2003.

A copy of the press release issued by Stellent announcing the appointment of Mr. McAreavey as Chief Financial Officer is attached as Exhibit 99.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellent, Inc.

June 5, 2006	By:	Darin P. McAreavey

Name: Darin P. McAreavey
Title: Chief Financial Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99	Press Release dated June 5, 2006